Exhibit 24

Powers of Attorney

Each of the undersigned, in the capacity or capacities set forth below his or her signature as a member of the Board of Directors and/or an officer of Schlumberger Limited, a Curaçao corporation, hereby appoints Simon Ayat, Howard Guild and Alexander C. Juden, or any of them, the attorney or attorneys of the undersigned, with full power of substitution and revocation, for and in the name, place and stead of the undersigned to execute and file with the Securities and Exchange Commission the Annual Report on Form 10-K under the Securities Exchange Act of 1934 (the “Exchange Act”) for the fiscal year ending December 31, 2018, and any amendment or amendments to any such Annual Report on Form 10-K, and any agreements, consents or waivers relative thereto, and to take any and all such other action for and in the name and place and stead of the undersigned as may be necessary or desirable in order to comply with the Exchange Act or the rules and regulations thereunder.

/s/ Peter L.S. Currie	/s/ Tatiana Mitrova
Peter L.S. Currie Director	Tatiana Mitrova Director
/s/ Miguel Galuccio	/s/ Indra K. Nooyi
Miguel Galuccio Director	Indra K. Nooyi Director
/s/ V. Maureen Kempston Darkes	/s/ Lubna S. Olayan
V. Maureen Kempston Darkes Director	Lubna S. Olayan Director
/s/ Paal Kibsgaard	/s/ Mark G. Papa
Paal Kibsgaard Chairman of the Board and Chief Executive Officer	Mark G. Papa Director
/s/ Nikolay Kudryavtsev	/s/ Leo Rafael Reif
Nikolay Kudryavtsev Director	Leo Rafael Reif Director
/s/ Michael E. Marks	/s/ Henri Seydoux
Michael E. Marks Director	Henri Seydoux Director

Date: January 16, 2019